Exhibit 12(b)

EXHIBIT A

INVESTOR A SHARES

Name of Fund	Service/Account Maintenance Fee	Distribution Fee
BlackRock Advantage Global Fund, Inc.	0.25%	None
BlackRock Advantage U.S. Total Market Fund, Inc.	0.25%	None
BlackRock Asian Dragon Fund, Inc.	0.25%	None
BlackRock Balanced Capital Fund, Inc.	0.25%	None
BlackRock Basic Value Fund, Inc.	0.25%	None
BlackRock Bond Fund, Inc.
BlackRock Total Return Fund	0.25%	None
BlackRock California Municipal Series Trust
BlackRock California Municipal Opportunities Fund	0.25%	None
BlackRock Capital Appreciation Fund, Inc.	0.25%	None
BlackRock Emerging Markets Fund, Inc.	0.25%	None
BlackRock Equity Dividend Fund	0.25%	None
BlackRock EuroFund	0.25%	None
BlackRock Funds III
iShares MSCI Total International Index Fund	0.25%	None
iShares Russell 1000 Large-Cap Index Fund	0.25%	None
BlackRock LifePath® Index Retirement Fund	0.25%	None
BlackRock LifePath® Index 2025 Fund	0.25%	None
BlackRock LifePath® Index 2030 Fund	0.25%	None
BlackRock LifePath® Index 2035 Fund	0.25%	None
BlackRock LifePath® Index 2040 Fund	0.25%	None
BlackRock LifePath® Index 2045 Fund	0.25%	None
BlackRock LifePath® Index 2050 Fund	0.25%	None
BlackRock LifePath® Index 2055 Fund	0.25%	None
BlackRock LifePath® Index 2060 Fund	0.25%	None
BlackRock LifePath® Index 2065 Fund	0.25%	None
BlackRock Global Allocation Fund, Inc.	0.25%	None
BlackRock Index Funds, Inc.
iShares MSCI EAFE International Index Fund	0.25%	None
iShares Russell 2000 Small-Cap Index Fund	0.25%	None
BlackRock Large Cap Focus Growth Fund, Inc.	0.25%	None
BlackRock Large Cap Series Funds, Inc.
BlackRock Advantage Large Cap Core Fund	0.25%	None
BlackRock Advantage Large Cap Value Fund	0.25%	None
BlackRock Event Driven Equity Fund	0.25%	None
BlackRock Latin America Fund, Inc.	0.25%	None
BlackRock Long-Horizon Equity Fund	0.25%	None
BlackRock Mid Cap Dividend Series, Inc.
BlackRock Mid Cap Dividend Fund	0.25%	None
BlackRock Multi-State Municipal Series Trust
BlackRock New Jersey Municipal Bond Fund	0.25%	None
BlackRock New York Municipal Opportunities Fund	0.25%	None
BlackRock Pennsylvania Municipal Bond Fund	0.25%	None
BlackRock Municipal Bond Fund, Inc.
BlackRock High Yield Municipal Fund	0.25%	None

Name of Fund	Service/Account Maintenance Fee	Distribution Fee
BlackRock National Municipal Fund	0.25%	None
BlackRock Short-Term Municipal Fund	0.25%	None
BlackRock Municipal Series Trust
BlackRock Strategic Municipal Opportunities Fund	0.25%	None
BlackRock Natural Resources Trust	0.25%	None
BlackRock Series, Inc.
BlackRock International Fund	0.25%	None
BlackRock Strategic Global Bond Fund, Inc.	0.25%	None
Managed Account Series II
BlackRock U.S. Mortgage Portfolio	0.25%	None

Agreed to and accepted as of March 20, 2020.

EACH INVESTMENT COMPANY LISTED ABOVE ON BEHALF OF ITSELF AND ON BEHALF OF ITS FUNDS LISTED ABOVE

By:	/s/ John Perlowski
	Name:	John Perlowski
	Title:	President and Chief Executive Officer